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                                                                      EXHIBIT 11

                         STERICYCLE, INC. AND SUBSIDIARIES
                  STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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                                                                     FOR THE THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                     --------------------------
                                                                         1998           1997
                                                                     -----------     ----------
                                                                     (UNAUDITED)
 Weighted average common shares outstanding
 - basic earnings per share                                           10,480,399     10,001,163

 Common stock issuable upon assumed conversion
 of stock options and warrants                                           679,241        515,942
                                                                      ----------     ----------
 Adjusted weighted average common shares outstanding
 - diluted earnings per share                                         11,159,640     10,517,105
                                                                      ----------     ----------
                                                                      ----------     ----------

 Net income (in thousands)                                            $      780     $      102
                                                                      ----------     ----------
                                                                      ----------     ----------

 Net income per share - basic and diluted                             $     0.07     $     0.01
                                                                      ----------     ----------
                                                                      ----------     ----------
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